UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2003

VITAL IMAGES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-22229

(Commission File Number)

42-1321776

(IRS Employer Identification No.)

3300 Fernbrook Lane N., Suite 200, Plymouth Minnesota	55447
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (763) 852-4100

Item 5.    Other Events.

On December 15, 2003, Vital Images, Inc. issued a press release announcing the extension of the marketing and distribution agreement with Toshiba Medical Systems Corporation.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)                                  Exhibits

99.1                           A copy of the press release announcing the extension of the marketing and distribution agreement with Toshiba Medical Systems Corporation, issued by Vital Images, Inc. on December 15, 2003, is being furnished as an exhibit to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VITAL IMAGES, INC.

December 15, 2003	/s/ Gregory S. Furness
Gregory S. Furness
Chief Financial Officer and
Vice President-Finance
(Chief Financial Officer)